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                                                                    EXHIBIT 23.3







November 9, 2001




Board of Directors
Integral Technologies Inc.
3-1070 West Pender Street
Vancouver, BC  V6E 2N7

Dear Sirs:


We consent to the incorporation in the Post Effective Amendment No. 1 to the Registration Statement on Form SB-2, SEC File No. 333-41938, of our report dated September 7, 2001 relating to the consolidated balance sheets of Integral Technologies Inc. as of June 30, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2001, 2000 and 1999.





/s/ Pannell Kerr Forster

CHARTERED ACCOUNTANTS
Vancouver, Canada